Exhibit 99.E10

NINTH AMENDMENT TO

ETF DISTRIBUTION AGREEMENT

This Ninth Amendment (the “Amendment”) to the ETF Distribution Agreement (the “Agreement”) dated as of May 31, 2017 by and between Exchange Listed Funds Trust (f/k/a Exchange Traded Concepts Trust II) (the “Trust”) and Foreside Fund Services, LLC (“Foreside”) is entered into as of January 10, 2019 (the “Effective Date”).

WHEREAS, Foreside and the Trust (the “Parties”) desire to amend Exhibit A of the Agreement to reflect the deletion of two Funds; and

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by all Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Exhibit A to the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto to reflect the deletion of ProSports Sponsors ETF and Tactile Analytics ETF.

3.	Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

EXCHANGE LISTED FUNDS TRUST		FORESIDE FUND SERVICES, LLC

By:	/s/ J. Garrett Stevens	By:	/s/ Mark A. Fairbanks
Name: J. Garrett Stevens		Name: Mark A. Fairbanks
Title: President		Title: Vice President

ETF DISTRIBUTION AGREEMENT

Exhibit A

As of January 18, 2019

Funds:

InsightShares Global Sustainability ETF
InsightShares LGBT Employment Equality ETF
InsightShares Military Veterans ETF
James Biblically Responsible Investment ETF
Knowledge Leaders Developed World ETF
REX BKCM ETF
The High Yield ETF

A-1